    As filed with the Securities and Exchange Commission on April 29, 1994.
                                                     Registration No. 33-
    -------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ______________________

                                    FORM S-3

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ______________________

                                 BEARINGS, INC.
             (Exact name of Registrant as specified in its charter)


              OHIO                               34-0117420
(State or other jurisdiction of               (I.R.S. employer
incorporation or organization)               identification no.)


                                3600 EUCLID AVE.
                             CLEVELAND, OHIO  44115
                                 (216) 881-8900
         (Address, Including Zip Code, and Telephone Number, Including
            Area Code, of Registrant's Principal Executive Offices)

                               ROBERT C. STINSON
                  VICE PRESIDENT-GENERAL COUNSEL AND SECRETARY
                               3600 EUCLID AVENUE
                             CLEVELAND, OHIO  44115
                                 (216) 881-8900
      (Name, Address, Including Zip Code, and Telephone Number, Including
                        Area Code, of Agent For Service)

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

                        CALCULATION OF REGISTRATION FEE


=================+============+===============+===================+==================
                 |            |   Proposed    |     Proposed      |
                 |  Amount    |   Maximum     |     Maximum       |   Amount of
 Title of Shares |   to be    |Aggregate Price|     Aggregate     |  Registration
to be Registered | Registered |   Per Unit    | Offering Price(1) |      Fee
- -----------------+------------+---------------+-------------------+------------------
                 |            |               |                   |
Common Stock,    |   200,000  |   $32.75      |      $6,550,000   |     $2,258.62
Without Par      |            |               |                   |
Value            |            |               |                   |
=================+============+===============+===================+==================

(1) Calculated in accordance with Rule 457(c) on the basis of the average of the high and low prices reported for the Common Stock on the New York Stock Exchange, Inc. on April 22, 1994.

================================================================================
     The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
     Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to such Section 8(a), may determine.

             Sequential page 1 of 16; Exhibit Index is on sequential page 13.

                                 BEARINGS, INC.

                         200,000 SHARES OF COMMON STOCK

       This Prospectus relates to 196,097 shares (the "Shares") of Common Stock, without par value ("Company's Common Stock") owned by Seventy-Seven, Inc. (formerly Mainline Industrial Distributors, Inc.), a Wisconsin corporation ("Seventy-Seven") and an additional 3,903 shares of the Company's Common Stock that may be issuable by the Company to Seventy-Seven (the "Additional Shares"). See "The Selling Shareholder." The purpose of this Prospectus is to permit Seventy-Seven or its successors and assignees (collectively, the "Selling Shareholder") to offer, if it desires, for sale from time to time any of the Shares or, if issued, the Additional Shares. Such sales, if any, may be in open market ordinary brokerage transactions on the New York Stock Exchange, Inc. (the "NYSE") or in privately negotiated transactions at market prices prevailing at the time of sale or, in the case of private transactions, at negotiated prices. Whether or not any such sales will be made and the timing and amount of any sale is within the sole discretion of the Selling Shareholder. The Company will not receive any of the proceeds from the sale of the Shares or the Additional Shares. See "Plan of Distribution."

       The Shares were acquired by Seventy-Seven pursuant to an Asset Purchase Agreement dated as of March 10, 1994 (the "Purchase Agreement") providing for the acquisition by ML Acquisition Co. (now known as Mainline Industrial Distributors, Inc.), a wholly-owned subsidiary of the Company ("MLAC"), of substantially all of the assets and liabilities of Seventy-Seven in consideration of, among other things, the issuance by the Company of the Shares. The Additional Shares may be issued by the Company to Seventy-Seven pursuant to a post-closing adjustment to the purchase price provided for under the Purchase Agreement. As of the date of the Prospectus, the Additional Shares to be issued, if any, pursuant to such adjustment has not been determined. The Shares and the Additional Shares are being registered pursuant to the terms of the Purchase Agreement.

       The Shares and the Additional Shares will be listed on the NYSE. On April 25, 1994, the average high and low sale price of the Company's Common Stock on the NYSE was $33.125.

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES
            COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                 PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY
                            IS A CRIMINAL OFFENSE.

                 The date of this Prospectus is April 28, 1994

                               TABLE OF CONTENTS
                               -----------------
                                                         PAGE
                                                         ----
Available Information . . . . . . . . . . . . . . .       2

Incorporation of Certain Information by Reference .       3

The Company . . . . . . . . . . . . . . . . . . . .       4

The Selling Shareholder . . . . . . . . . . . . . .       4

Use of Proceeds . . . . . . . . . . . . . . . . . .       5

Plan of Distribution  . . . . . . . . . . . . . . .       5

Legal Matters . . . . . . . . . . . . . . . . . . .       6

Experts . . . . . . . . . . . . . . . . . . . . . .       6

       No dealer, salesman, or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offering contained herein, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Selling Shareholder. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.

                             AVAILABLE INFORMATION
                             ---------------------
       The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports and other information filed by the Company can be inspected and copied at the prescribed rates at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, New York, New York 10048, and The Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth

Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates.

       The Company's Common Stock is traded on the NYSE. Reports, proxy and information statements, and other information concerning the Company can be inspected at the NYSE's offices at 20 Broad Street, New York, New York 10005.

       This Prospectus constitutes part of a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") filed by the Company with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). As permitted by the rules and regulations of the Commission, this Prospectus omits certain information contained in the Registration Statement. Statements contained in this Prospectus or in any document incorporated by reference in this Prospectus are summaries that are not necessarily complete and, in each instance, reference is made to the copy of such document as filed. Each such statement is qualified in its entirety by such reference. The Registration Statement, including exhibits and schedules thereto, and documents or information incorporated by reference may be inspected without charge at the offices of the Commission, and copies of such materials may be obtained therefrom at prescribed rates.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
               -------------------------------------------------
       The Company incorporates by reference into this registration statement the following documents:

              (a) The Company's Annual Report on Form 10-K for the year ended June 30, 1993.

              (b)(1) The Company's Quarterly Report on Form 10-Q for the period ended September 30, 1993.

              (b)(2) The Company's Quarterly Report on Form 10-Q for the period ended December 31, 1993.

              (c) The description of the Company's Common Stock, without par value, contained in the Company's Registration Statement on Form 8-B dated October 18, 1988.

       All documents filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(b) of the Exchange Act after the date of this Registration Statement and prior to the termination of the offering of the shares shall be deemed to be incorporated by reference and to be part of this Prospectus from the date of such documents.

       Any statement contained in a document incorporated by reference in this Prospectus shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this Prospectus, or in any other subsequently filed document that also is incorporated by reference, modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

       The Company will provide without charge to each person receiving a copy of this Prospectus, upon that person's written or oral request, a copy (without exhibits, unless those exhibits are specifically incorporated by reference into the documents that this Prospectus incorporates) of any documents incorporated by reference in this Prospectus. Requests for copies should be directed to Robert C. Stinson, Vice President-General Counsel and Secretary, Bearings, Inc., 3600 Euclid Ave., Cleveland, Ohio 44115, telephone (216) 881-8900.

                                  THE COMPANY
                                  -----------
       Bearings, Inc., an Ohio corporation, and its four wholly-owned operating subsidiaries, Bruening Bearings, Inc., a Kentucky corporation, Dixie Bearings, Incorporated, a Tennessee corporation, King Bearing, Inc., a California corporation, and Mainline Industrial Distributors, Inc., a Wisconsin corporation, are in the business of selling and distributing bearings, electrical, mechanical and fluid power transmission components, industrial rubber products and industrial specialty items manufactured by others. Bearings, Inc. and its wholly-owned operating subsidiaries are hereafter referred to as the "Company," unless the context indicates otherwise. As of March 15, 1994, the Company employed approximately 4100 people. The Company's executive offices are located at 3600 Euclid Avenue, Cleveland, Ohio. The Company and predecessor companies have been engaged in this business since 1923. Bearings, Inc. was originally incorporated under the laws of the State of Delaware in 1928 and reincorporated from Delaware to Ohio in 1988.

                            THE SELLING SHAREHOLDER
                            -----------------------
       The Shares were acquired and the Additional Shares may be acquired by Seventy-Seven pursuant to an Asset Purchase Agreement dated as of March 10, 1994 (the "Purchase Agreement"), providing for the acquisition by MLAC of substantially all of the assets and liabilities of Seventy-Seven in consideration of, among other things, the issuance to Seventy-Seven by the Company of the Shares. Ten percent (10%) (19,610) of the Shares are held in an escrow account by National City Bank, Cleveland, Ohio, as Escrow

Agent, pursuant to an Escrow Agreement (the "Escrow Agreement") entered into in connection with the transaction provided for in the Purchase Agreement. Until the expiration of the term of the escrow account, the proceeds of any sale of the escrowed Shares by the Selling Shareholder will be deposited into the escrow account to be held in accordance with the Escrow Agreement.

       Pursuant to the Purchase Agreement, the Company agreed to register the Shares and the Additional Shares, including the shares held by the Escrow Agent under the Escrow Agreement, under the Securities Act of 1933, as amended.

       As of March 31, 1994, the Shares represented approximately
2.6% of the outstanding Company Common Stock, and the Shares together with the Additional Shares, if issued, represented approximately 2.7% of the outstanding Company Common Stock. Prior to the issuance of the Shares in connection with the closing of the transaction contemplated by the Purchase Agreement, Seventy-Seven did not hold any shares of Common Stock of the Company.

                                USE OF PROCEEDS
                                ---------------
       The Selling Shareholder will offer the Shares and, if issued, the Additional Shares, including the shares held by the Escrow Agent under the Escrow Agreement, as principal for its own account. The Company will receive none of the proceeds of any such sale.

                              PLAN OF DISTRIBUTION
                              --------------------
       The purpose of this Prospectus is to permit the Selling Shareholder to offer for sale or to sell its Shares and, if issued, the Additional Shares at such time and at such prices as it, in its sole discretion, chooses. The Company will not receive any proceeds from these offerings or sales.

       The distribution of shares by the Selling Shareholder, if any, may be effected from time to time in one or more transactions (which may include block transactions) on the open market in ordinary brokerage transactions on the NYSE, on which the Common Stock is listed, in privately negotiated transactions, or in a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices otherwise negotiated. The Selling Shareholder may effect such transactions by selling shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commission from the Selling Shareholder and/or the purchasers of shares for whom such broker-dealers may act as agent. The Selling Shareholder and any broker-dealers that participate in the distribution of the Shares and, if issued, the Additional Shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933 and any commission received by them and any profit on the resale of shares sold by them may be deemed to be underwriting discounts and commissions.

       One or more supplemental prospectuses will be filed pursuant to Rule 424 under the Securities Act of 1933 to describe any material arrangement for the resale of the Shares, if and when such arrangements are entered into by the Selling Shareholder and any broker-dealers that participate in the distribution of the Shares.

       To the extent necessary to comply with certain state securities laws, if applicable, the Selling Shareholder has advised the Company that the Shares, and, if issued, the Additional Shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Shares and, if issued, the Additional Shares may not be offered for sale or sold unless the Shares and, if issued, the Additional Shares have been registered or qualified for sale in such states or an exemption from registration or qualification is available and complied with.

                                 LEGAL MATTERS
                                 -------------
       The validity of the Shares and, if issued, the Additional Shares will be passed upon by Thompson, Hine and Flory, 1100 National City Bank Building, Cleveland, Ohio 44114.

                                    EXPERTS
                                    -------
       The consolidated financial statements and related consolidated financial statement schedules incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the year ended June 30, 1993 have been audited by Deloitte & Touche, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

       The Company will bear the entire cost of the estimated expenses, as set forth in the following table, in connection with the distribution of the securities covered by this Registration Statement.

Securities and Exchange Commission fee . . . . . . $ 2,258.62
Legal fees and expenses. . . . . . . . . . . . . .   5,000.00
Miscellaneous  . . . . . . . . . . . . . . . . . .     200.00
                                                   ----------
   Total . . . . . . . . . . . . . . . . . . . . .   7,458.62
                                                   ==========

       Any additional expenses in connection with the distribution of the Shares being registered, including commissions, shall be borne by the Selling Shareholder.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

       Pursuant to Section 1701.13(E) of the Ohio Revised Code, the Company will indemnify any director or officer and any former director or officer of the Company, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him or her by reason of the fact that he or she is or was such a director or officer, in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to the full extent permitted by applicable law.

       Section 29 of the Code of Regulations of the Company provides that the Company shall indemnify any person who is or was a director or officer of the Company or who is serving at the request of the Company as a director, officer or trustee of another enterprise (and his heirs, executors and administrators) against expenses (including attorneys' fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred by him or her by reason of the fact that he or she was such director, officer or trustee in connection with any threatened, pending or contemplated action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent and according to the procedures and requirements of the Ohio Revised Code as the same may be in effect from time to time.

       The Company has purchased insurance policies indemnifying its officers and directors and the officers and directors of its subsidiaries against claims and liabilities (with stated exceptions) to which they may become subject by reason of their positions with the Company as officers and directors.

       The Company has also entered into agreements with its directors and certain of its officers which indemnify them against claims and liabilities to which they may become subject by reason of their position with the Company.

ITEM 16.  EXHIBITS

       (4)(a) Amended and Restated Articles of Incorporation of Bearings, Inc. filed with the Ohio Secretary of State on October 18, 1988 (reference is made to Exhibit (4)(a) to the Bearings, Inc. Form 8-K dated October 21, 1988, SEC File No. 1-2299, which exhibit is incorporated herein by reference).

       (4)(b) Code of Regulations of Bearings, Inc. adopted September 6, 1988 (reference is made to Exhibit (4)(b) to the Bearings, Inc. Form 8-K dated October 21, 1988, SEC File No. 1-2299, which exhibit is incorporated herein by reference).

       (4)(c) Certificate of Amendment of Amended and Restated Articles of Incorporation of Bearings, Inc. filed with the Ohio Secretary of State on October 27, 1988 (reference is made to Exhibit (4)(c) to the Bearings, Inc. Form 10-Q for the Quarter ended September 30, 1988, SEC File No. 1-2299, which exhibit is incorporated herein by reference).

       (4)(d) Certificate of Merger of Bearings, Inc. (Ohio) and Bearing, Inc. (Delaware) filed with the Ohio Secretary of State on October 18, 1988 (reference is made to Exhibit (4) to the Bearings, Inc. Annual Report on Form 10-K for the fiscal year ended June 30, 1989, SEC File No. 1-2299, which exhibit is incorporated herein by reference).

       (4)(e) Certificate of Amendment of Amended and Restated Articles of Incorporation of Bearings, Inc. filed with the Ohio Secretary of State on October 17, 1990 (reference is made to Exhibit (4)(e) to the Bearings, Inc. Form 10-Q for the quarter ended September 30, 1990, SEC File No. 1-2299, which exhibit is incorporated herein by reference).

       (4)(f) $80,000,000 Maximum Aggregate Principal Amount Note Purchase and Private Shelf Facility dated October 31, 1992 between Bearings, Inc. and The Prudential Insurance Company of America (reference is made to Exhibit (4)(f) to the Bearings, Inc. Form 10-Q for the quarter ended September 30, 1992, SEC File No. 1-2299, which exhibit is incorporated herein by reference).

       (5) Opinion of Thompson, Hine and Flory as to the legality of the securities registered.

       (23)(a)       Consent of Deloitte & Touche.

       (23)(b)       Consent of Thompson, Hine and Flory (contained in
                     Exhibit 5).

ITEM 17.  UNDERTAKINGS

              (a)    The undersigned registrant hereby undertakes:

                     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                     (i)    To include any prospectus required by
              Section 10(a)(3) of the Securities Act of 1933;

                     (ii) To reflect in the prospectus any
              facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                     (iii) To include any material information
              with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

              Provided, however, that paragraphs a(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

              (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issues.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on the 28th day of April, 1994.

                                                  BEARINGS, INC.



                                                  By:/s/ John C. Dannemiller
                                                     --------------------------
                                                     John C. Dannemiller
                                                     Chairman of the Board and
                                                     Chief Executive Officer



                                                  By:/s/ John R. Whitten
                                                     --------------------------
                                                     John R. Whitten
                                                     Vice President-Finance and
                                                     Treasurer

       Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                          TITLE                               DATE
- ---------                          -----                               ----

/s/ John C. Dannemiller     Chairman of the                      April 28 , 1994
- -----------------------     Board, Chief Executive              ----------
John C. Dannemiller         Officer and Director

/s/ John C. Robinson        President, Chief                     April 28 , 1994
- --------------------        Operating Officer                   ----------
John C. Robinson            and Director

/s/ John R. Whitten         Vice President-                      April 28 , 1994
- -------------------         Finance and Treasurer               ----------
John R. Whitten             (Principal Financial
                            Officer)

/s/ Mark O. Eisele          Controller                         April 28  , 1994
- ------------------------    (Principal Accounting             -----------
Mark O. Eisele              Officer)

/s/ William G. Bares        Director                           April 28  , 1994
- ------------------------                                      -----------
William G. Bares

/s/ William E. Butler       Director                           April 28  , 1994
- ------------------------                                      -----------
William E. Butler

/s/ Russel B. Every         Director                           April 28  , 1994
- ------------------------                                      -----------
Russel B. Every

/s/ Russell R. Gifford      Director                           April 28  , 1994
- ------------------------                                      -----------
Russell R. Gifford

/s/ L. Thomas Hiltz         Director                           April 28  , 1994
- ------------------------                                      -----------
L. Thomas Hiltz

/s/ John J. Kahl            Director                           April 28  , 1994
- ------------------------                                      -----------
John J. Kahl

/s/ George L. LaMore        Director                           April 28  , 1994
- ------------------------                                      -----------
George L. LaMore

/s/ Jerry Sue Owens         Director                           April 28  , 1994
- ------------------------                                      -----------
Jerry Sue Owens

*By:__________________
    Attorney-in-Fact

Dated ________________, 1994

                                 EXHIBIT INDEX
                                 -------------
                                                                      Page in
                                                                    Registration
                                                                     Statement
                                                                    ------------
(4)(a)        Amended and Restated Articles of Incorporation            *
              of Bearings, Inc. filed with the Ohio Secretary of State on October 18, 1988.

(4)(b)        Code of Regulation of Bearings, Inc. adopted              *
              September 6, 1988.

(4)(c)        Certificate of Amendment of Amended and                   *
              Restated Articles of Incorporation of Bearings,
              Inc. filed with the Ohio Secretary of State on October 27, 1988.

(4)(d)        Certificate of Merger of Bearings, Inc. (Ohio)            *
              and Bearings, Inc. (Delaware) filed with the Ohio Secretary of State on October 18, 1988.

(4)(e)        Certificate of Amendment of Amended and                   *
              Restated Articles of Incorporation of Bearings,
              Inc. filed with the Ohio Secretary of State on October 17, 1990.

(4)(f)        $80,000,000 Maximum Aggregate Principal Amount            *
              Note Purchase and Private Shelf Facility dated
              October 31, 1992 between Bearings, Inc. and The
              Prudential Insurance Company of America.

(5) Opinion of Thompson, Hine and Flory as to the legality of the securities registered.

(23)(a)       Consent of Deloitte & Touche.

(23)(b)       Consent of Thompson, Hine and Flory (contained           N/A
              in Exhibit 5).


______________________________________________
* Incorporated herein by reference; see Item 8